Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Kaleido Biosciences, Inc. for the quarterly period ended September 30, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Daniel Menichella, as President and Chief Executive Officer of Kaleido Biosciences, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Kaleido Biosciences, Inc.

Date: November 1, 2021	By:	/s/ Daniel L. Menichella
Daniel L Menichella
President and Chief Executive Officer
(Principal Executive Officer)

In connection with the Quarterly Report on Form 10-Q of Kaleido Biosciences, Inc. for the quarterly period ended September 30, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), William Duke, Jr., as Chief Financial Officer of Kaleido Biosciences, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Kaleido Biosciences, Inc.

Date: November 1, 2021	By:	/s/ William Duke, Jr.
William Duke, Jr.
Chief Financial Officer
(Principal Financial Officer)